                                                                    EXHIBIT 99.1

Contact:

Kenneth T. Koehler
President and Chief Operating Officer
216-206-1215

FOR IMMEDIATE RELEASE

              METROPOLITAN FINANCIAL CORP. NAMES KENNETH R. LEHMAN
              ----------------------------------------------------
                                   A DIRECTOR
                                   ----------

HIGHLAND HILLS, OHIO, JUNE 17, 2002 - Robert M. Kaye, Chairman and Chief Executive Officer, of Metropolitan Financial Corp. (NASDAQ: METF) and its wholly-owned subsidiary, Metropolitan Bank and Trust Company today announced that Metropolitan Financial Corp. and Metropolitan Bank and Trust Company have elected Kenneth R. Lehman a Director.

"Ken became involved with Metropolitan as an investor in our stock offering earlier this year. We were impressed with Ken's financial and legal expertise, and are pleased that he has joined our Board", stated Chairman Kaye.

Mr. Lehman was a founding partner of the law firm of Luse Lehman Gorman Pomerenk & Schick, Washington, DC. Ken's practice focused on the representation of financial institutions in corporate and securities matters, as well as mergers and acquisitions. Ken retired from the firm and the practice of law in April 2002, in order to spend more time with his family and concentrate on his investment activities. He also served for several years as an Attorney Advisor with the Securities and Exchange Commission in Washington, DC.

Mr. Lehman graduated from Temple University and holds law degrees from Hastings College of the Law and the Georgetown University Law Center. Mr. Lehman and his wife and daughter reside in Arlington, Virginia.

Profile of Metropolitan Financial Corp.
---------------------------------------

Metropolitan Financial Corp. is a Unitary Thrift Holding Company headquartered in Highland Hills, Ohio. Metropolitan Bank and Trust Company operates 24 full-service retail sales offices in the Cleveland metropolitan area of northeastern Ohio and maintains nine loan production offices throughout Ohio and western Pennsylvania. To find out more about our products and services, please visit our Web site at www.metrobat.com